Exhibit 10.23

SECOND AMENDMENT OF LEASE

THIS AGREEMENT made this 29th day of April, 2002 between Edgewood General Partnership, 1408 North Westshore Boulevard, Suite 150, City of Tampa, County of Hillsborough, State of Florida, herein referred to as “Landlord”, and Cross Country TravCorps, a Florida Corporation, successor in interest to H R Logic, Inc. at 1408 North Westshore Boulevard, Suite 200, City of Tampa, County of Hillsborough, State of Florida, herein referred to as “Tenant”:

The parties hereto have entered into a Lease Agreement dated July 6,2000 (hereinafter referred to as the “Lease”) by and between H.R. Logic, Inc. and Edgewood General Partnership, and a First Amendment of Lease dated December 7,2000 (hereinafter the “First Amendment”), a copy of both which are attached hereto as Exhibit “A” affecting the property described as follows:

“Tower II, Suite 200 comprising of 4,621 rentable square feet (the “Existing Premises”), located in the Tower II, Building, 1408 North Westshore Boulevard, Tampa, Florida 33607;”

The parties desire to enter into a new agreement modifying or supplementing the provisions of the Lease as follows:

1.              Premises.  Tenant shall relocate and expand the entire Existing Premises to Suite 300 comprising of 15,698 rentable square feet (hereinafter the “New Premises”), collectively and as depicted in the attached Exhibit “B.” All references in the Lease (as amended) to the Premises shall mean the “New Premises.”

Upon relocation to the New Premises Tenant shall relinquish its Existing Premises to the Landlord and shall no longer be responsible for rental payments for the Existing Premises for the period thereafter.

2.              Tenant Improvements.  Landlord will build out the New Premises based on the Space Plan shown in the attached Exhibit “C” and the Scope of Work herein attached as Exhibit “D”. The Landlord’s total out of pocket cost for the Scope of Work in Exhibit “D” shall not exceed One Hundred Twenty Three Thousand Three Hundred and 76/100 Dollars ($123,300.76).

Any work or Tenant Improvements requested by the Tenant beyond the Scope of Work set forth in Exhibit “D” shall be a matter solely between Tenant and the contractor performing the improvements and all expenses and financial arrangements and payment relating to such additional work shall be a matter solely between Tenant and such contractor. Tenant is advised that such contractor may request such payment in advance for such work to be performed beyond that set forth in Exhibit “D” set forth.

3.              Term and Commencement.  The term of the New Premises shall be for not less than sixty-five (65) months to commence on July 1, 2002 (“the anticipated Commencement Date”) or upon the substantial completion of the Tenant Improvements, and the date the Landlord delivers to

Tenant possession of the Premises (the “Actual Commencement Date”); and to expire on the last day of the 65th calendar month after the Actual Commencement Date.

4.              Rent.  Section 4 of the First Amendment of Lease, “Rent” shall be nullified and the new Base Rent for the New Premises shall be as defined below:

TERM	BASE RENTAL RATE*	MONTHLY RATE
Months 1 - 12	$20.00	$26,163.33
Months 13 - 24	$20.60	$26,948.23
Months 25 - 36	$21.65	$28,321.81
Months 37 - 48	$23.00	$30,087.83
Months 49 - 60	$24.38	$31,893.10

All provisions of the Lease Agreement are incorporated herein and are hereby modified or supplemented to conform herewith, but in all respects are to and shall continue in full force.

IN WITNESS WHEREOF, the parties have executed this Modification under seal the day and year first written above.

SIGNED AND SEALED AND DELIVERED
IN THE PRESENCE OF:
TENANT:
Cross Country Travcorps,
A Florida Corporation

/s/ illegible	By:	/s/ Vickie Anenberg
Witness 1 as to Tenant

/s/ illegible	Title:	President
Witness 2 as to Tenant

LANDLORD:
/s/ illegible	Edgewood General Partnership
Witness 1 as to Landlord
	By:	/s/ David Henry Simon
/s/ illegible
Witness 2 as to Landlord	Title:	As President of Daper Tampa, Inc.
A General Partner of Edgewood General Partnership

Exhibits are available upon request.